[LOGO] Astrata

OTCBB:ATTG                                                  www.astratagroup.com

May 2005                                                          [PHOTO]
                                                           Anthony Harrison, CEO


Message to Our Stockholders
From the Chief Executive Officer


Dear Astrata Stockholders:

Astrata Group Incorporated entered the U.S. public marketplace in August 2004 as we began a period of extraordinary revenue growth. Corporations and governments concerned about the security of their assets and their nations have recognized the importance of our break-through Geo-Location Platform (Astrata-GLP), an asset management system that can monitor, track and control fleets of virtually any equipment, vehicles, shipping containers, and even individuals, using real-time information systems.

We have opened offices in Singapore, Indonesia, Malaysia, Brunei and New Zealand. Our headquarters is now established in London and, during the next 12 months, we are planning to roll out our business into Europe and the United States. While we believe there are other geographic markets for our products, we are focusing on those we know and where we believe we can achieve and maintain a leadership position for the long term.

The power of our product

The Astrata-GLP (known outside the U.S. as Sirius-Lite) surpasses anything we know of in the field of remote asset management, and we invite you to learn more about it through our Web site (www.astratagroup.com). This system integrates customized global positioning and wireless communications technologies with a sophisticated computer processor and operating system - all in a device half the size of a modern mobile phone. Applications can be customized for uses as diverse as container tracking for homeland security, biometric driver identification systems, and safety-related randomized breathalyzer testing for employees operating dangerous equipment. Moreover, we own the entire value chain
- R&D, manufacturing, marketing, sales, installation and support.


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Large government and corporate contracts

The launch of the Astrata-GLP created much excitement at Auto Africa in Johannesburg, South Africa in October 2004. Among our first customers following that event was the Singapore Civil Defense Force, which, in February 2005, began deploying the Astrata-GLP as part of Singapore's new anti-terrorist program to track and control the movement of vehicles carrying hazardous materials. In April 2005, we announced a three-year contract with Brunei Shell Petroleum SDN BHD, for location-based services for oil and gas exploration activities that include the supply of world-class high-precision geomatics services.

Important U.K. Partnership

In May, we announced a partnership agreement with Romec Services Ltd., a U.K. facilities management company that is owned 51% by the Royal Mail and 49% by Balfour Beatty, the second largest construction company in the United Kingdom. Under this agreement, Astrata will be the exclusive supplier to Romec of new advanced technological solutions for vehicle fleet management systems (FMS), accessing Romec's blue-chip customer base that includes many of the FTSE top 200 companies. In addition, Romec and Astrata have agreed to combine their respective capabilities to develop and propose solutions that target various opportunities across a number of industries, including mail delivery, property development, transport, electronic security and the defense sector.

Institutional Investment

Recognizing the power of the global markets we address, the significance of our technology and the savvy of our management team, a select group of institutional investors committed more than $3 million in a private placement in April 2005, supporting the continuing execution of our fundamental business plan. To all of our stockholders, old and new, be assured that we intend to continue to earn your confidence and to keep you as a supporter of The Astrata Group for a long time. We are, as you know, quoted on the OTC Bulletin Board and included in Standard & Poor's Corporation Records, making our stock available for secondary trading in more than 37 states.

Acquisitions

In January 2005, we completed our acquisition of SureTrack, thus adding satellite capability to our comprehensive real-time tracking for remote fleet management. SureTrack's Global Telemetry Monitoring System (GTMS) - renamed "Solaris" - is a software solution to facilitate cross-border fleet management and vehicle monitoring, particularly in remote areas. It was developed for the VISTAR (MT2000) satellite communications platform.

We are currently in negotiations to acquire a leading U.S. applications service provider and software developer with special expertise in developing mobile and wireless systems and integrating geographically-aware software and digital maps. We are expecting to complete the purchase this summer.


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A global market converges

Astrata is presently exploring opportunities to expand into 15 markets in Europe, Asia, Africa and the U.S. Four major factors are driving the opportunity for this global growth:

      >> First, of course, personnel security and homeland security are high on the agendas of most global corporations and national governments, and this concern continues to grow.

      >> Second, awareness of GPS and location-based technology has reached a new peak in the past year among consumers as well as businesses and governments.

      >> Third and most important, positioning and communication technologies are converging with enhanced mobile communications systems (GPRS) and wireless technologies, and the price of all of these is becoming increasingly affordable. At the same time, the European Union is investing US$3.6 billion over the next five years to launch Galileo, a satellite specifically addressing civilian commercial needs. We expect this to expand the field dramatically.

      >> Fourth, cell phone network operators around the globe are looking for non-voice data services to increase their traffic and revenue and to retain and build customer loyalty, especially from their large corporate clients. Astrata believes partnering with wireless network operators to provide location-based solutions for their enterprise customers presents a natural win-win collaboration.

Our business strategy

Astrata's mission is to be the world's leading provider of innovative location-based IT services and solutions. This rapidly emerging global market has been estimated at over $7 billion, growing to $21 billion in 2007. (Source:
Allied Business Intelligence.)

As new positioning and wireless technologies have been introduced in recent years, Astrata has grown by incorporating them into its product line. Today we are seeking partnerships with global wireless networks to help them serve the expanding needs of their customers. Our low-overhead R&D facility in South Africa keeps the per-unit hardware cost low enough be given away free, eliminating an important cost barrier for new end-users and allowing us to charge only a low monthly usage fee. We also provide the least-cost IT routing protocols regardless of global location. Moreover, by running a relatively open system, we can integrate our units into our customers' IT systems and transmit new applications over the air. Our customers do not need to change their IT systems; we simply integrate our GEO-IT information into their needs. That way, we automatically help them raise productivity and keep ahead of their competition.

Experienced management focused on long-term growth

Astrata's management team has decades of experience as executives with world-leading companies in geo-positioning solutions, defense, safety and security including 3M, Optron, THORN EMI/Thorn Security, Racal Electronics Group Plc, and the Thales GeoSolutions Group. We invite you to look at our biographies on our Web site or in any of our corporate documents. This experience gives us a solid perspective on Astrata's business potential. There are innumerable applications and markets for our technology, and we must target those in which we can be most successful. Homeland security is clearly one market with extraordinary potential. But the Astrata-GLP also has a key role in less volatile applications, such as the management of vehicle and vessel fleets, locally and internationally.


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In addition to the Telematics  remote asset management  division,  Astrata Group
continues  to  operate  its  highly  regarded  Geomatics   division,   providing
high-precision surveying and positioning systems to surveying and construction professionals particularly in mining, agriculture, utilities, and governments and municipalities. We are known for giving comprehensive technical and after-sale support to our customers. We believe that maintaining this reputation is essential to the future growth of both divisions.

In summary, we believe that we have the most advanced technology available addressing the exploding market for remote asset management. The Astrata-GLP appears to us to be two years ahead of the competition and strategically positioned to dominate certain sectors of the international market. We have a solid and proven business model, very similar to the successful cell phone model, where we can give our hardware device away free and charge a low monthly fee for its use. This is a wholly new approach to this market, and we expect it to help project us to a leadership position. Created by consolidating and re-branding three of the world's leading GPS and telematics companies, Astrata Group has an 18-year history of success. We are excited and confident about our future, and we're committed to providing you, our stockholders, with superior results and long-term growth.

Sincerely yours,


Anthony Harrison
Chief Executive Officer
Astrata Group Incorporated


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